Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 20, 2007 accompanying the consolidated financial statements in the Annual Report of Annapolis Bancorp, Inc. on Form 10-KSB for the year ended December 31, 2006, which is incorporated by reference in this Registration Statement on Form S-8. We consent to the incorporation by reference in the Registration Statement on Form S-8 of the aforementioned report.

s/ Stegman & Company

Baltimore, Maryland

June 19, 2007